Prospectus Supplement
Filed pursuant to Rule 424(b)(7)
Registration No. 333-259102

WESTERN DIGITAL CORPORATION

900,000 Shares of Series A Convertible Perpetual Preferred Stock

28,000,000 Shares of Common Stock Underlying such Series A

Convertible Perpetual Preferred Stock

This prospectus supplement (the “prospectus”) relates to the possible offer and resale, from time to time, by the Selling Stockholders identified in this prospectus (the “Selling Stockholders”) of up to (i) 900,000 shares of our Series A Convertible Perpetual Preferred Stock, par value $0.01 per share (the “Convertible Preferred Stock”), and (ii) 28,000,000 shares of our common stock, par value $0.01 per share (“Common Stock”), which may be issued upon conversion of the 900,000 shares of Convertible Preferred Stock (such shares of Convertible Preferred Stock and such shares of Common Stock, collectively, the “Securities”). We sold the shares of Convertible Preferred Stock in connection with a private placement that was completed on January 31, 2023 (the “Private Placement”). The Securities are being registered to fulfill our contractual obligations under a registration rights agreement entered into between us and the Selling Stockholders. We will not receive any of the proceeds from the sale of the Securities by the Selling Stockholders.

The Selling Stockholders identified in this prospectus may offer the Securities from time to time through public or private transactions at prevailing market prices or at privately negotiated prices, through a combination of these methods or any other method as provided in the applicable prospectus supplement.

We have agreed to pay certain expenses in connection with the registration of the Securities. The Selling Stockholders will pay all selling commissions and stock transfer taxes, if any, in connection with the sale of the Securities.

Our Common Stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “WDC.” On December 21, 2023, the last sale price of our Common Stock as reported on Nasdaq was $52.38.

Investing in our Securities involves risks. You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page S-5 of this prospectus for information on certain risks related to the purchase of our Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated December 22, 2023

You should rely only on the information contained in or incorporated by reference in this prospectus or in any related free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We and the Selling Stockholders have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such Securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing an automatic shelf registration process. Under this process, the Selling Stockholders named in this prospectus may sell securities from time to time. The exhibits to the registration statement of which this prospectus is a part and documents incorporated by reference herein contain the full text of certain contracts and other important documents that we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to acquire or purchase Securities offered by this prospectus, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the section entitled “Where You Can Find More Information.”

This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

The Selling Stockholders may offer the Securities directly or through one or more broker-dealers or agents. See “Plan of Distribution.”

References to “we,” “us,” “our,” the “Company” and “Western Digital” are references to Western Digital Corporation and its consolidated subsidiaries, unless it is clear from the context that we mean only Western Digital Corporation.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “would,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” and the like, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning:

•	expectations regarding our plan to separate our HDD and Flash business units (as defined herein);

•	expectations around the terms of the Convertible Preferred Stock and the impact of such Separation (as defined herein) on the Securities;

•	the global macroeconomic environment;

•	expectations regarding demand trends and market conditions for our products;

•	expectations regarding long-term growth opportunities;

•	expectations regarding our product momentum and product development and technology plans;

•

expectations regarding capital expenditure plans and investments, including relating to our Flash Ventures joint venture with Kioxia Corporation (“Kioxia”), and sources of funding for related expenditures;

•	expectations regarding our effective tax rate and our unrecognized tax benefits; and

•	our beliefs regarding our capital allocation plans and the sufficiency of our available liquidity to meet our working capital, debt and capital expenditure needs.

These forward-looking statements are based on management’s current expectations, represent the most current information available to the Company as of the date of this prospectus and are subject to a number of risks, uncertainties and other factors that could cause actual results or performance to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to:

•	volatility in global or regional economic conditions;

•	dependence on a limited number of suppliers or disruptions in our supply chain;

•	future responses to and effects of the COVID-19 pandemic or other similar public health crises;

•	damage or disruption to our operations or to those of our suppliers;

•	hiring and retention of key employees;

•	compromise, damage or interruption from cybersecurity incidents or other data or system security risks;

•	product defects;

•

the outcome and impact of the planned separation of our HDD and Flash business units, including with respect to customer and supplier relationships, contractual restrictions, stock price volatility and the diversion of management’s attention from ongoing business operations and opportunities;

•	our reliance on strategic relationships with key partners, including Kioxia;

•	the competitive environment, including actions by our competitors, and the impact of competitive products and pricing;

•	our development and introduction of products based on new technologies and expansion into new data storage markets;

•	risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and our strategic relationships;

•	changes to our relationships with key customers;

•	our ability to respond to market changes in our distribution channel and retail market;

•	our level of debt and other financial obligations;

•	changes in tax laws or unanticipated tax liabilities;

•	fluctuations in currency exchange rates as a result of our international operations;

•	risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings;

•	risks associated with our goals relating to environmental, social and governance matters, including the company’s ability to meet its greenhouse gas emissions reduction and other ESG goals;

•	our reliance on intellectual property and other proprietary information; and

•

the other risks and uncertainties disclosed in Part I, Item 1A of our Annual Report on Form 10-K for the year ended June 30, 2023 (the “2023 Annual Report on Form 10-K”) and Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 29, 2023 (the “Q1 Quarterly Report on Form 10-Q”).

You are urged to carefully review the disclosures we make concerning these risks and review the additional disclosures we make concerning material risks and other factors that may affect the outcome of our forward-looking statements and our business and operating results, including those made on page 7 of this prospectus, in

Part I, Item 1A of our 2023 Annual Report on Form 10-K, in Part II, Item 1A of our Q1 Quarterly Report on Form 10-Q and any of those made in our other reports filed with the Securities and Exchange Commission, including under “Risk Factors” in Item 1A of subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that may from time to time amend, supplement or supersede the risks and uncertainties disclosed in our 2023 Annual Report on Form 10-K and our Q1 Quarterly Report on Form 10-Q. You are cautioned not to place undue reliance on the forward-looking statements included in this prospectus, which speak only as of the date of this document. We do not intend, and undertake no obligation, to update or revise these forward-looking statements to reflect new information or events after the date of this document or to reflect the occurrence of unanticipated events, except as required by law.

WESTERN DIGITAL CORPORATION

Business Overview

Western Digital Corporation is a leading developer, manufacturer, and provider of data storage devices based on both flash-based products (“Flash”) and hard disk drives (“HDD”) technologies. On October 30, 2023, we announced a potential separation of our Flash Business (as defined below). See “—The Separation” below.

With dedicated business units driving advancements in storage technologies, our broad and ever-expanding portfolio delivers powerful Flash and HDD storage solutions for everyone from students, gamers, and home offices, to the largest enterprises and public clouds to capture, preserve, access, and transform an ever-increasing diversity of data. Our broad portfolio of technology and products in Flash and HDD address our multiple end markets of “Cloud”, “Client” and “Consumer.”

Cloud is comprised primarily of products for public or private cloud environments and enterprise customers. Through the Client end market, we provide our original equipment manufacturer and channel customers a broad array of high-performance flash and hard drive solutions across personal computer, mobile, gaming, automotive, virtual reality headsets, at-home entertainment, and industrial spaces. The Consumer end market is highlighted by our broad range of retail and other end-user products, which capitalize on the strength of our product brand recognition and vast points of presence around the world.

Founded in 1970 in Santa Ana, California, Western Digital is now a Standard & Poor’s 500 company headquartered in San Jose, California. We have one of the technology industry’s most valuable patent portfolios with approximately 13,000 active patents worldwide. We have a rich heritage of innovation and operational excellence, a wide range of intellectual property assets, broad research and development capabilities, and large-scale, efficient manufacturing supply chains. The strong growth in the amount, value, and use of data continues, creating a global need for larger, faster and more capable storage solutions.

We are a customer-focused organization that has developed deep relationships with industry leaders to continue to deliver innovative solutions to help users capture, store and transform data across a boundless range of applications. With much of the world’s data stored on Western Digital products, our innovation powers the global technology ecosystem from consumer devices to the edge to the heart of the cloud. We enable cloud, Internet, and social media infrastructure players to build more powerful, cost effective and efficient data centers. We help original equipment manufacturers address storage opportunities and solutions to capture and transform data in a myriad of devices and edge technologies. We have also built strong consumer brands with tools to manage vast libraries of personal content and to push the limits of what is possible for storage. At Western Digital, we continue to transform ourselves to address the growth in data by providing what we believe to be the broadest range of storage technologies in the industry with a comprehensive product portfolio and global reach.

We operate in the data storage industry. The ability to access, store and share data from anywhere on any device is increasingly important to our customers and end users. From the intelligent edge to the cloud, data storage is a fundamental component underpinning the global technology architecture. Our strengths in innovation and cost leadership, diversified product portfolio and broad routes to market provide a foundation upon which we are solidifying our position as an essential building block of the digital economy. There is tremendous market opportunity flowing from the rapid global adoption of the technology architecture built with cloud infrastructure tied to intelligent endpoints all connected by high performance networks. The value and urgency of data storage at every point across this architecture have never been clearer.

The increase in computing complexity and advancements in artificial intelligence, along with growth in cloud computing applications, connected mobile devices and Internet-connected products, and edge devices is driving unabated growth in the volume of digital content to be stored and used. This growth has led to the creation of new form factors for data storage. The storage industry is increasingly utilizing tiered architectures with solid state drives, HDD and other non-volatile memory-based storage to address an expanding set of uses and applications. We continuously monitor the full array of storage technologies, including reviewing these technologies with our customers, to ensure we are appropriately resourced to meet our customers’ storage needs.

Our principal executive office is located at 5601 Great Oaks Parkway, San Jose, California 95119, and the telephone number of our principal executive office is (408) 717-6000.

The Separation

On October 30, 2023, we announced that our board of directors (our “Board”) had completed its strategic review of Western Digital’s business and authorized management to pursue a plan to separate our flash-based product segment, which we call our flash business (the “Flash Business”), from our remaining HDD technology business (the “Separation”). The Separation is intended to be structured in a tax-free manner and is targeted for the second half of calendar year 2024. The final determination to separate is subject to Board approval, the execution of definitive documentation, receipt of opinions or rulings as to the tax-free nature of the Separation and satisfaction of customary conditions, including effectiveness of appropriate filings with the SEC, the completion of audited financials and the availability of financing.

No assurance can be given as to whether any separation will occur, when any such transaction will be approved or when any separation may be completed. Furthermore, we are exploring a separation of the Flash Business, the specific assets, liabilities and entities to be separated have not yet been determined and may change. The indebtedness of the Company after any separation and any financing transactions related to a separation for the Company or the separated entity have not been determined and may be on different terms than indebtedness currently in place. We may determine to abandon any efforts with respect to the Separation at any time for any reason.

The Private Placement

On January 31, 2023, we entered into (i) an Investment Agreement (the “Apollo Investment Agreement”) with AP WD Holdings, L.P., a Delaware limited partnership (“Apollo”), pursuant to which the Company issued and sold to Apollo 665,000 shares of the Company’s Convertible Preferred Stock; and (ii) an Investment Agreement (the “Elliott Investment Agreement” and together with the Apollo Investment Agreement, the “Investment Agreements”) with Elliott Associates L.P., a Delaware limited partnership, and Elliott International L.P., a Cayman Islands limited partnership (collectively “Elliott”), pursuant to which the Company issued and sold to Elliott 235,000 shares of Convertible Preferred Stock. We also entered into a registration rights agreement with Apollo and Elliott pursuant to which we are filing this prospectus. See “Selling Stockholders.”

RISK FACTORS

An investment in our Securities involves a high degree of risk. Before you invest in our Securities you should carefully consider the risks and uncertainties described below, as well as those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our Q1 Quarterly Report on Form 10-Q, which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the value of our Securities could decline, and you could lose part or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Note Regarding Forward-Looking Statements.”

Risks relating to the Convertible Preferred Stock

There is no public market for the Convertible Preferred Stock.

There is no established public trading market for the Convertible Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply to list the Convertible Preferred Stock on any securities exchange or nationally recognized trading system, including Nasdaq. The difference between bid and ask prices in any secondary market for the Convertible Preferred Stock could be substantial. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Convertible Preferred Stock, and holders of the Convertible Preferred Stock (which does not have a maturity date) may be required to bear the financial risks of an investment in the Convertible Preferred Stock for an indefinite period of time.

Future issuances of additional shares, including as a result of an optional conversion of the Convertible Preferred Stock, our convertible notes or the potential for such issuances, may impact the price of our Common Stock and could impair our ability to raise capital through equity offerings. Stockholders may experience significant dilution as a result of any such issuances.

We have an authorized share capital of 450,000,000 shares of Common Stock that we may issue without further stockholder approval. Sales of substantial amounts of our Common Stock in the public market in future offerings, or the perception that these sales could occur, could cause the market price of our Common Stock to decline. These sales could also make it more difficult for us to sell equity or equity-related securities in the future, at a time and price that we deem appropriate.

The Convertible Preferred Stock will be convertible into shares of Common Stock, at the option of the holders, upon the earlier of January 31, 2024, and the closing of a Spin-off (as defined herein), unless the Company enters into a definitive agreement with respect to a Subsequent Transaction (as defined herein), in which case the twelve (12) month period will be extended until the earlier of the consummation of such Subsequent Transaction or the termination of the definitive agreement. After January 31, 2026, the Company will have the option to require that all or any portion of the Convertible Preferred Stock be converted into shares of Common Stock in certain circumstances. See “Description of Securities Being Registered—Description of Convertible Preferred Stock.” The issuance of additional shares of Common Stock upon conversion of the Convertible Preferred Stock could result in significant dilution to our stockholders at the time of conversion.

We may also issue shares of our Common Stock or other securities from time to time in connection with our convertible notes (including our newly issued convertible notes due 2028), future convertible securities, or as consideration for, or to finance, future acquisitions, investments, debt-for-equity exchanges or for other capital needs. We cannot predict the size of future issuances of our shares or the effect, if any, that future sales and issuances of shares would have on the market price of our Common Stock. If any such acquisition or investment is significant, the number of shares of Common Stock or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial and may result in additional dilution to our stockholders. We may also grant registration rights covering shares of our Common Stock or other securities that we may issue in connection with any such acquisitions and investments.

The Convertible Preferred Stock ranks junior to all of our indebtedness and other liabilities and is structurally subordinated to any indebtedness, preferred stock or other liabilities of our subsidiaries.

In the event of our bankruptcy, liquidation, reorganization or other winding-up, our assets will be available to pay the liquidation preference of the Convertible Preferred Stock only after all of our indebtedness and other liabilities have been paid. In addition, the Convertible Preferred Stock will be structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries and any capital stock of our subsidiaries not held by us. The holders of the Convertible Preferred Stock have no right to participate in the distribution of assets of our subsidiaries (except to the extent that we have satisfied all of our liabilities and have recognized claims or interests in the assets of such subsidiaries). Consequently, if we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets remaining to pay the liquidation preference of any or all of the Convertible Preferred Stock then outstanding. We and our subsidiaries may incur substantial amounts of additional debt and other obligations, especially considering the announced Separation.

As of September 29, 2023, we had $7.7 billion aggregate principal amount of indebtedness outstanding, ranking senior to our Convertible Preferred Stock. On November 3, 2023, we also issued $1.6 billion aggregate principal amount of convertible notes due 2028, which also rank senior to our Convertible Preferred Stock. Some of the proceeds from the offering of the convertible notes were used to repurchase approximately $508 million in aggregate principal amount of our existing senior indebtedness. For information on our currently outstanding long-term indebtedness, the currently outstanding long-term indebtedness or preferred equity, if any, of our subsidiaries, or any junior stock, parity stock or senior stock or additional shares of Convertible Preferred Stock issued by us after the date of this prospectus supplement, see our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Our Certificate of Incorporation (as defined herein) authorizes our Board to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from our stockholders. Any preferred stock that is issued will rank ahead of our Common Stock in terms of dividends and liquidation rights. If we issue preferred stock, it may adversely affect the market price of our Common Stock. Our Board also has the power, without stockholder approval, subject to applicable law, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights and preferences over our Common Stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our Common Stock, the rights of holders of shares of the Convertible Preferred Stock and our Common Stock or the market price of the Convertible Preferred Stock and our Common Stock could be adversely affected.

Our substantial indebtedness may expose us to the risk of default under our debt obligations and limit our ability to obtain additional financing.

As of September 29, 2023, we had $7.7 billion aggregate principal amount of indebtedness outstanding, ranking senior to our Convertible Preferred Stock. On November 3, 2023, we also issued $1.6 billion aggregate principal amount of convertible notes due 2028, which also rank senior to our Convertible Preferred Stock. Some of the proceeds from the offering of the convertible notes were used to repurchase approximately $508 million in aggregate principal amount of our existing senior indebtedness.

We may also incur significant additional debt to finance future investment activities, including in connection with the Separation. Payments of principal and interest on borrowings may leave us with insufficient cash resources to meet our cash needs or make the distributions to our common stockholders or to our preferred stockholders. Our level of debt and the limitations imposed on us by our debt agreements could have significant adverse consequences, including the following:

•	our cash flow may be insufficient to meet our required principal and interest payments with respect to our indebtedness;

•

we may be unable to borrow additional funds as needed or on favorable terms, which could, among other things, adversely affect our ability to capitalize upon acquisition opportunities or meet operational needs;

•	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

•	because a portion of our debt bears interest at variable rates, increases in interest rates could increase our interest expense;

•	we may violate restrictive covenants in our loan documents, which would entitle the lenders to accelerate our debt obligations; and

•	our default under any loan with cross-default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flow and cash available for dividends, including with respect to the Convertible Preferred Stock, could be materially adversely affected. Depending on the final structure of the Separation and in accordance with the terms of the Investment Agreements, certain holders of Convertible Preferred Stock may receive one-third of Spinco Preferred Stock (as defined herein) in exchange for the equivalent value of Convertible Preferred Stock they hold. See “Description of Securities Being Registered—Description of Convertible Preferred Stock.” At this point, there is no certainty as to the amount of indebtedness that will stay at Western Digital or will be incurred by or spun-off to Spinco. Substantial indebtedness of both Western Digital and Spinco (as defined herein) could adversely affect the holders of Convertible Preferred Stock.

Investors should not expect us to redeem the Convertible Preferred Stock on the first or any other date on which it is redeemable.

The Convertible Preferred Stock is a perpetual equity security. This means that it has no maturity or mandatory redemption date and will not be redeemable at the option of holders. By its terms, the Convertible Preferred Stock may be redeemed by us at our option either in whole or in part, from time to time, after January 31, 2030. Any decision we may make at any time to redeem the Convertible Preferred Stock will depend upon, among other things, our evaluation of the overall level and quality of our capital structure, considered in light of our risk exposures, earnings and growth strategy, as well as general market conditions at such time. Accordingly, investors should not expect us to redeem the Convertible Preferred Stock on the first or any other date on which it is redeemable.

We may not have the ability to raise the funds necessary to repurchase our Convertible Preferred Stock upon a fundamental change.

Holders of our Convertible Preferred Stock have the right, upon the occurrence of a fundamental change of the Company, to require us to offer to redeem all (but not less than all) of the Convertible Preferred Stock. See “Description of Securities Being Registered—Description of Convertible Preferred Stock.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of our Convertible Preferred Stock surrendered therefor. In addition, our ability to repurchase our Convertible Preferred Stock may be limited by law, by regulatory authority or by agreements governing our future indebtedness.

Risks Relating to the Separation

The Convertible Preferred Stock adjustments mechanics may not make you whole.

While the Certificate of Designations (as defined herein) contemplates adjustments of the conversion prices in different scenarios, including a Spin-Off, a Specified Spin-Off and a Specified Spin-Off with Subsequent Transaction (each, as defined herein), you may not be made whole as a result of any one of those adjustments and could find yourself worse off following the Separation. In addition, in the context of a transaction like the proposed Separation, there is uncertainty as to what the two separated companies will look like as we may not achieve the anticipated benefits and could be exposed to new risks, including with respect to our existing indebtedness.

Further, the adjustments of the conversion price include certain caps and limitations that will limit the available adjustments to the conversion price as well as our ability to pay dividends in kind. The Company only has the option to pay dividends in kind to the extent the total Common Stock deemed issuable, together with shares issuable upon conversion of the Convertible Preferred Stock does not exceed 63,546,241 shares of Common Stock, after which all dividends will be payable solely in cash. We may not have cash available for the payment of such dividends. See “Description of Securities Being Registered—Description of Convertible Preferred Stock.”

If we complete the Separation, the assets to be spun off to Spinco would not be available to us, including to pay dividends to holders of Convertible Preferred Stock or to make redemptions or repurchases of the Convertible Preferred Stock, or be available to satisfy the liquidation preference with respect thereto in the event of our liquidation, dissolution or winding up.

On October 30, 2023, we announced that our Board had completed its strategic review of Western Digital’s business and authorized management to pursue a plan to separate our Flash Business from our remaining HDD technology business. If we complete the Separation, we expect we would make a distribution of stock issued by Spinco to our stockholders. We currently expect we would complete the Separation in the second half of calendar year 2024, although there can be no assurance as to whether or when the Separation will occur, or the final structure of the Separation. The completion of the Separation will be subject to various conditions, including Board approval, the execution of definitive documentation, receipt of opinions or rulings as to the tax-free nature of the Separation and satisfaction of customary conditions, including effectiveness of appropriate filings with the SEC, the completion of audited financials and the availability of financing. Such conditions and other unforeseen developments, including in the debt or equity markets or general market conditions, could delay or prevent the Separation or cause the Separation to occur on terms or conditions that are less favorable and/or different than those described herein. We also expect that we will incur significant expenses in connection with the Separation. We may not be able to achieve the full strategic and financial benefits that we anticipate to result from the Separation, or such benefits may be delayed or not occur at all, and we may experience negative reactions from financial markets if we do not complete the Separation in a reasonable time period or at all.

The assets that we would spin-off represent our Flash Business. Depending on the final structure of the Separation and in accordance with the terms of the Investment Agreements, certain holders of Convertible Preferred Stock may receive one-third of Spinco Preferred Stock (as defined herein) in exchange for the equivalent value of Convertible Preferred Stock they hold. See “Description of Securities Being Registered—Description of Convertible Preferred Stock.” As a result, holders of Convertible Preferred Stock may, as a result of the Separation, become investors in both Spinco and Western Digital. If we complete the Separation, the assets that would be spun off to Spinco would not be available to us, including to pay dividends to holders of Convertible Preferred Stock or to make redemptions or repurchases of the series of Convertible Preferred Stock, or be available to satisfy the liquidation preference with respect thereto in the event of our liquidation, dissolution or winding up.

Our historical financial results may not be representative of our results as separate, standalone companies.

The historical financial information incorporated by reference in this prospectus has been derived from the consolidated financial statements and accounting records of Western Digital and does not reflect what the financial position, results of operations or cash flows of Western Digital and Spinco would have been had we been a separate, standalone company during the periods presented. Although we did account for our business as two separate business segments, one for flash-based products and one for HDD products, we were not operated as separate, standalone companies for the historical periods presented. The historical information also does not necessarily indicate what our results of operations, financial position, cash flows or costs and expenses will be in the future. As a result, you should not exclusively rely on the financial information provided in this prospectus in connection with your investment in the Securities.

USE OF PROCEEDS

We will not receive any of the proceeds from the resale of the Securities offered pursuant to this prospectus from time to time by the Selling Stockholders or upon issuance of any shares of our Common Stock to holders of Convertible Preferred Stock upon conversion of such preferred stock.

The Selling Stockholders will pay any selling commissions and stock transfer taxes applicable to the Securities that they incur in disposing of the Securities offered by this prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus.

DESCRIPTION OF SECURITIES BEING REGISTERED

The following summary description of our capital stock is based on the applicable provisions of the General Corporation Law of the State of Delaware (“DGCL”) and on the provisions of our amended and restated certificate of incorporation (“Certificate of Incorporation”), our amended and restated bylaws (“Bylaws”), and the certificate of designations of the Convertible Preferred Stock (the “Certificate of Designations”) and is qualified entirely by reference to the applicable provisions of the DGCL, our Certificate of Incorporation, our Bylaws and the Certificate of Designations, copies of which have been filed with the SEC. For information on how to obtain copies of such documents, please refer to the heading “Where You Can Find More Information” in this prospectus.

Description of Common Stock

Subject to the relative rights, limitations and preferences of the holders of any then outstanding preferred stock, holders of our Common Stock will be entitled to certain rights, including (i) to share ratably in dividends if, when and as declared by the Company’s Board out of funds legally available therefor and (ii) in the event of liquidation, dissolution or winding up of the Company, to share ratably in the distribution of assets legally available therefor, after payment of debts and expenses. Each outstanding share of our Common Stock will entitle the holder to one vote on all matters submitted to a vote of the stockholders, including the election of directors. The holders of our Common Stock will not have cumulative voting rights in the election of directors or preemptive rights to subscribe for additional shares of our capital stock. Our Bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. This means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee in order for that nominee to be elected.

Holders of shares of our Common Stock will have no preference, conversion, exchange, sinking fund, redemption or appraisal rights. The rights, preferences and privileges of holders of our Common Stock will be subject to the terms of any series of preferred stock which the Company may issue in the future. All outstanding shares of Common Stock are fully paid and nonassessable.

Description of Convertible Preferred Stock

Dividend provisions

The shares of Convertible Preferred Stock have a stated value of $1,000 per share and accrue a cumulative preferred dividend at an annual rate of 6.25% per annum (increasing to 7.25% per annum on January 31, 2030 and to 8.25% per annum on January 31, 2033). Such dividends will be payable on a quarterly basis in cash, in-kind through an increase to the liquidation preference (“Accrual Dividends”) or combination thereof at the Company’s sole option; provided that the Company will only have the option of Accrual Dividends to the extent the total Common Stock deemed issuable as an Accrual Dividend under Nasdaq rules together with shares issuable upon conversion of the Preferred Stock does not exceed 63,546,241 shares of Common Stock, and thereafter all dividends will be payable solely in cash. The Convertible Preferred Stock also participates in any dividends declared for common stockholders on an as-converted equivalent basis. All dividends that the Company does not elect to declare and pay in cash shall compound quarterly on the last day of such quarterly period and shall be added to the then current Accumulated Stated Value (as defined below).

Conversion

The Convertible Preferred Stock will be convertible into Common Stock at an initial conversion price equal to $47.75 (the “Initial Conversion Price”). The Initial Conversion Price is subject to adjustment (i) for customary anti-dilution protections, (ii) in the event that the Company makes a payment of a dividend or other distribution on the Common Stock in shares of equity securities of or relating to a subsidiary or other business unit (other than the Flash Business) of the Company that will be, upon distribution, listed on a U.S. national or regional securities exchange (a “Spin-Off”), (iii) in the event that the Company spins off its Flash Business (“Spinco”, as defined in the Investment Agreements) in a transaction or series of transactions qualifying under Section 355 or 361 of the Internal Revenue Code (a “Specified Spin-Off”) and (iv) in the event that the Company enters into certain transactions to effect a Specified Spin-Off and subsequently sell, merge, or otherwise combine or transfer SpinCo with a third party (a “Subsequent Transaction”) (such adjusted Initial Conversion Price, the “Company Conversion Price”).

•

In connection with a Specified Spin-Off followed by a Subsequent Transaction, the Company Conversion Price will be adjusted by multiplying the conversion price in effect prior to the Specified Spin-Off transaction by the ratio of (i) the average of the daily VWAP of our Common Stock over the twenty (20) trading days (the “20-day Company VWAP”) immediately following but including the ex-dividend date of the Specified Spin-Off and (ii) the 20-day Company VWAP plus the average of the daily VWAP of one Spinco share over the twenty (20) trading days (the “20-day Spinco VWAP”) immediately following but including the ex-dividend date of the Specified Spin-Off; provided that, in the event the specified adjustment ratio is either greater than 0.625 or less than 0.45, such ratio will be deemed to be 0.625 and 0.45 respectively (the “Adjustment Limitations”). In the event of a Subsequent Transaction, holders of the Convertible Preferred Stock will not be entitled to receive shares of SpinCo in connection with the Subsequent Transaction.

•

If the Company engages in a Specified Spin-Off without a Subsequent Transaction, the Company Conversion Price will be adjusted in the same manner as described in the preceding paragraph, except that the Adjustment Limitations will not apply.

•

If the Company engages in a Spin-Off that does not qualify as a “Specified Spin-Off”, the Company Conversion Price shall be further adjusted following a formula described in more details in the Certificate of Designations.

Pursuant to the terms of the Investment Agreements, Apollo and Elliott and certain of their transferees have agreed that under certain circumstances in connection with a Specified Spin-Off, they would be required to privately exchange one-third of the value of their Convertible Preferred Stock for preferred stock of Spinco (“Spinco Preferred Stock”) having the same terms as the Convertible Preferred Stock.

While the Company has announced the Separation of its Flash Business, the exact structure of the Separation has not yet been determined. The applicable adjustments to the conversion price, as well as the determination whether holders will receive any Spinco Preferred Stock, will ultimately depend on whether the Separation qualifies as a Spin-Off, a Specified Spin-Off or a Specified Spin-Off with a Subsequent Transaction.

The Convertible Preferred Stock will be convertible at the option of the holder upon the earlier of January 31, 2024, and the closing of a Spin-Off, unless the Company enters into a definitive agreement with respect to a Subsequent Transaction, in which case the twelve (12) month period will be extended until the earlier of the consummation of such Subsequent Transaction or the termination of the definitive agreement.

During any period, and notwithstanding any written notice of conversion submitted by Elliott to the Company as provided for in the Certificate of Designations, the Company will have no obligation to deliver any Common Stock to Elliott to the extent that Elliott’s outstanding Common Stock, as would be outstanding immediately following the conversion, would be in excess of 4.99% of the Company’s outstanding Common Stock, which limitation can be waived by Elliott on sixty-one (61) days’ notice.

At any time after January 31, 2026, the Company will have the option to require that all or any portion of the then-outstanding shares of Convertible Preferred Stock of the series be converted into Common Stock at the then applicable conversion price if the closing price per Common Stock exceeds 150% of the Company Conversion Price for at least twenty (20) trading days in any period of thirty (30) consecutive trading days immediately prior to the Investors’ receipt of the conversion notice.

Redemption

At any time after January 31, 2030, the Company may redeem all or any portion of the outstanding Convertible Preferred Stock for an amount in cash equal to 110% of the Accumulated Stated Value (the “Optional Redemption Amount”) thereof plus accrued and unpaid dividends thereon, provided, that if a redemption notice is delivered, the Investor will retain its right to convert the Convertible Preferred Stock prior to redemption.

Upon the occurrence of a fundamental change of the Company, the Company will be obligated to offer to redeem all (but not less than all) of the Convertible Preferred Stock and, at the Company’s option, may make such redemption mandatory, in each case for a price in cash (the “Company Redemption Price”) equal to the greater of (a) the sum of (i) the Optional Redemption Amount plus (ii) accrued and unpaid dividends thereon, and (b) an amount the Investors would be entitled to receive if the Convertible Preferred Stock had been converted into Common Stock, in each case, before any distributions are made to holders of Common Stock and all other classes of junior capital stock of the Company and subject to the rights of the holders of any senior or parity capital stock of the Company and the rights of the Company’s existing and future creditors. The Company will also be required to redeem all of the then outstanding shares of Convertible Preferred Stock at the Company Redemption Price in the event of a bankruptcy, liquidation, winding up or dissolution of the Company, out of assets legally available therefor and to the extent permitted by Delaware law.

Voting Rights

The shares of Convertible Preferred Stock will vote on an as-converted equivalent basis along with holders of the Company’s Common Stock.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, holders of the Convertible Preferred Stock will be senior to the holders of the Company’s Common Stock and the liquidation preference is the greater of (i) the sum of an amount in cash equal to 110% of the Accumulated Stated Value plus accrued and unpaid dividends and (ii) the payment that the holders of Convertible Preferred Stock would have received had all shares of Convertible Preferred Stock been converted into Common Stock immediately prior to such liquidation, before any distributions are made to common stockholders and all other classes of junior capital stock of the Company. “Accumulated Stated Value” is defined as the aggregate sum of the stated value of the Convertible Preferred Stock plus any cumulative accrued but unpaid dividends.

Anti-Takeover Effect of Our Certificate of Incorporation and Bylaws and Delaware Law

Our Certificate of Incorporation and Bylaws include provisions, summarized below, that are intended to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of the Company to first negotiate with our Board. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our Board determines that a takeover is not in the best interests of our stockholders. These provisions, however, could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management.

Special Stockholder Meetings

Under our Bylaws, only our Board, the Chairman of the Board or our Chief Executive Officer may call special meetings of stockholders. Stockholders do not have the authority to call a special meeting of stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our stockholders must comply with advance notice procedures set forth in our Bylaws to bring business before or nominate directors for election at a meeting of stockholders. A stockholder (or group of up to 20 stockholders) who has held at least 3% of our Common Stock for at least three years must also satisfy and comply with additional requirements set forth in our Bylaws to nominate and have any director nominee (generally not exceeding the greater of (i) two director nominees or (ii) 20% of the number of directors on the Board, rounded down to the nearest whole number) included in our proxy materials.

Elimination of Stockholder Action by Written Consent

The DGCL permits stockholder action by written consent unless the corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting.

No Cumulative Voting

Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our Board to influence our Board’s decision regarding a takeover.

Authorized but Unissued Shares

Subject to the requirements of Nasdaq and other applicable law, our authorized but unissued shares of Common Stock may be available for future issuance without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Undesignated Preferred Stock

The authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company.

Amendment of Provisions in Certificate of Incorporation and Bylaws

Our Certificate of Incorporation may be amended in accordance with Delaware law. Our Bylaws, or any of them, may be altered, amended or repealed, and new Bylaws may be adopted, (i) by our Board, by vote of a majority of the number of directors then in office as directors, acting at any duly called and held meeting of our Board, or (ii) by the stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL, which is an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or another transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Exclusive Forum

Under the provisions of our Bylaws, unless we consent in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees or stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or our Certificate of Incorporation or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware will, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware (the “Delaware Exclusive Forum Provision”). In addition, under the provisions of our Bylaws, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Federal Forum Provision”). Under our Bylaws and to the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock is deemed to have notice of and consented to the Delaware Exclusive Forum Provision and the Federal Forum Provision.

The Delaware Exclusive Forum Provision is intended to apply to claims arising under Delaware state law and would not apply to claims brought pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the Securities Act of 1933, as amended (“Securities Act”), or any other claim for which the federal courts have exclusive jurisdiction. In addition, the Federal Forum Provision is intended to apply to claims arising under the Securities Act and would not apply to claims brought pursuant to the Exchange Act. The exclusive forum provisions in our Bylaws will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder and, accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal courts. Our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Listing of Common Stock

Our Common Stock is traded on Nasdaq under the symbol “WDC.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC.

SELLING STOCKHOLDERS

This prospectus relates to the possible offer and resale, from time to time, by the Selling Stockholders of up to (i) 900,000 shares of our Convertible Preferred Stock, and (ii) 28,000,000 shares of our Common Stock, which may be issued upon conversion of the 900,000 shares of Convertible Preferred Stock. We sold the shares of Convertible Preferred Stock to the Selling Stockholders in connection with the Private Placement completed on January 31, 2023. The Securities are being registered to fulfill our contractual obligations under the registration rights agreement entered into with the Selling Stockholders. We will not receive any of the proceeds from the sale of the Securities by the Selling Stockholders.

The table below identifies each of the Selling Stockholders and provides other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of shares of Common Stock and Convertible Preferred Stock by each of the Selling Stockholders.

The information presented regarding the Selling Stockholders is based, in part, on information the Selling Stockholders provided to us specifically for use herein.

The Selling Stockholders may have sold, transferred or otherwise disposed of some or all of the Securities listed below in exempt or registered transactions since the date on which the information below was provided to us and may in the future sell, transfer or otherwise dispose of some or all of the Securities in private placement transactions exempt from, or not subject to the registration requirements of, the Securities Act. We have assumed for purposes of the table below that the Selling Stockholders will sell all of the Securities being offered hereby pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of Shares of Common Stock Owned After Offering		Percentage of Shares of Common Stock Owned After Offering(3)	Number of Shares of Convertible Preferred Stock Owned Prior to Offering(4)	Maximum Number of Shares of Convertible Preferred Stock to be Sold Pursuant to this Prospectus(5)	Number of Shares of Convertible Preferred Stock Owned After Offering(6)	Percentage of Shares of Convertible Preferred Stock Owned After Offering(7)
AP WD Holdings, L.P.(9)	14,512,469	20,688,889	0		N/A	665,000	665,000	0	N/A
Entities managed by Elliott Investment Management L.P.(10)(11)	6,313,467	7,311,111	1,185,000	(8)	N/A	235,000	235,000	0	N/A

(1)

The number shown includes shares of Common Stock beneficially owned by the Selling Stockholders herein and shares of Common Stock issuable upon conversion of the outstanding Convertible Preferred Stock as of the date hereof and the 60 days following the date hereof held by these persons that are convertible. Does not include any dividends that are not yet payable as of the date hereof.

(2)

The number shown includes shares of Common Stock that may be offered for resale from time to time, and includes shares of our Common Stock underlying Convertible Preferred Stock that is not convertible within 60 days of the date hereof and may be convertible as a result of the exercise of conversion rights in the future or any future payments of dividends in kind. Calculated using the maximum number of shares of Common Stock being offered pursuant to this prospectus by the Selling Stockholders, assuming conversion of all shares of Convertible Preferred Stock into an aggregate of 28,000,000 shares of our Common Stock (representing the maximum number of shares of Common Stock registered under this prospectus that are issuable upon conversion of the Convertible Preferred Stock), allocated pro rata between the Selling Stockholders. The Selling Stockholders may sell all, some or none of their shares in this offering.

(3)

Represents the percentage ownership of our Common Stock by each Selling Stockholder after completion of this offering, assuming that each Selling Stockholder sells all of the shares covered by this registration statement, to the extent such percentage will exceed 1% of the total number of shares of Common Stock outstanding.

(4)	Represents the number of shares of Convertible Preferred Stock beneficially owned by each Selling Stockholder.
(5)	Represents the maximum number of shares of Convertible Preferred Stock being offered pursuant to this prospectus by the Selling Stockholders.
(6)

Represents the shares of Convertible Preferred Stock to be held by each Selling Stockholder after completion of this offering, assuming that each Selling Stockholder sells all of the shares of Convertible Preferred Stock covered by this registration statement.

(7)

Represents the percentage ownership of our Convertible Preferred Stock held by each Selling Stockholder after completion of this offering, assuming that each Selling Stockholder sells all of the shares of Convertible Preferred Stock covered by this registration statement.

(8)	Represents shares of Common Stock beneficially owned other than shares of Common Stock issuable upon conversion of the Convertible Preferred Stock.

(9)

AP WD Holdings, L.P. (“AP WD Holdings”) holds shares of Convertible Preferred Stock convertible into shares of Common Stock and holds on behalf of several Apollo managed funds. AP WD Holdings GP, LLC (“AP WD Holdings GP”) is the general partner of AP WD Holdings. The manager of AP WD Holdings GP is Apollo Management X, L.P. (“Management X”). AIF X Management, LLC (“Management X GP”) serves as the general partner of Management X. The sole member of Management X GP is Apollo Management, L.P. (“Apollo Management”). The general partner of Apollo Management is Apollo Management GP, LLC (“Apollo Management GP”). The sole member of Apollo Management GP is Apollo Management Holdings, L.P. (“AMH”). The general Partner of AMH is Apollo Management Holdings GP, LLC (“AMH GP”). Messrs. Marc Rowan, Scott Kleinman, and James Zelter are the managers of AMH GP.

(10)

The Convertible Preferred Stock beneficially owned by entities managed by Elliott Investment Management L.P. includes (i) 159,800 shares of Convertible Preferred Stock held by Devonian ICAV and (ii) 75,200 shares of Convertible Preferred Stock held by Elliott Associates, L.P. Devonian ICAV is managed by Elliott Investment Management L.P., its investment advisor. Elliott Investment Management GP LLC is the General Partner of Elliott Investment Management L.P. Paul E. Singer is the Managing Member of Elliott Investment Management GP LLC and, as such, may be deemed to be the beneficial owner of the securities held by Devonian ICAV. Mr. Singer disclaims any beneficial ownership of the securities reported by Devonian ICAV other than to the extent of any pecuniary interest Mr. Singer may have therein, directly or indirectly. Elliott Associates, L.P. is managed by Elliott Investment Management L.P., its investment advisor. Elliott Investment Management GP LLC is the General Partner of Elliott Investment Management L.P. Paul E. Singer is the Managing Member of Elliott Investment Management GP LLC and, as such, may be deemed to be the beneficial owner of the securities held by Elliott Associates, L.P. Mr. Singer disclaims any beneficial ownership of the securities reported by Elliott Associates, L.P. other than to the extent of any pecuniary interest Mr. Singer may have therein, directly or indirectly. The address of Elliott Investment Management L.P. is 360 S. Rosemary Avenue, 18th Floor, West Palm Beach, Florida 33401.

(11)

During any period, and notwithstanding any written notice of conversion submitted by Elliott to the Company as provided for in the Certificate of Designations, the Company will have no obligation to deliver any Common Stock to the extent that Elliott’s outstanding Common Stock, as would be outstanding immediately following the conversion, would be in excess of 4.99% of the Company’s outstanding Common Stock, which limitation can be waived by Elliott on sixty-one (61) days’ notice. The number of shares of Common Stock reported in the table do not give effect to the foregoing limitation.

PLAN OF DISTRIBUTION

The Selling Stockholders may sell, transfer or otherwise dispose of any or all of their Securities or interests in such Securities on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Securities may be distributed from time to time in one or more transactions:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers or dealers that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The Securities may also be exchanged for satisfaction of any Selling Stockholder’s obligations or other liabilities to its creditors. Such transactions may or may not involve brokers or dealers.

In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of Securities to its members, partners or stockholders or purchase or redeem interests held in such entity by its members, partners or stockholders in exchange for Securities, in each case pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders (unless our affiliate) would thereby receive freely tradeable Securities pursuant to the distribution. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the Securities acquired in the distribution.

Upon our being notified in writing by the Selling Stockholders that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing the method of distribution, the terms and conditions of the offering of such Securities, including the offering price of the Securities and the proceeds to the Selling Stockholders, if applicable, and any other required information.

The Selling Stockholders also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Offers to purchase the Securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the Securities from time to time.

If a dealer is utilized in the sale of the Securities being offered by this prospectus, the Securities will be sold to the dealer, as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of resale.

The Selling Stockholders, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions. The Selling Stockholders may enter into agreements to indemnify dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any shares of Common Stock being offered by this prospectus will be listed on the Nasdaq. To facilitate the offering of Securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. This may include over-allotments or short sales of the Securities, which involve the sale by persons participating in the offering of more Securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the Securities by bidding for or purchasing Securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if Securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The Selling Stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, the Selling Stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by the Selling Stockholders or borrowed from the Selling Stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Stockholders in settlement of those derivatives to close out any related open borrowings of stock. In addition, the Selling Stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The dealers and agents may engage in transactions with the Selling Stockholders, or perform services for the Selling Stockholders, in the ordinary course of business for which they receive compensation.

We have advised the Selling Stockholders that they are required to comply with Regulation M promulgated under the Exchange Act during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the Common Stock.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until all Securities under such registration statement cease to be registrable securities or such shorter period upon which all stockholders with registrable securities included in such registration statement have notified us that such registrable securities have actually been sold.

VALIDITY OF THE SECURITIES

The validity of the securities described in this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Western Digital Corporation as of June 30, 2023 and July 1, 2022, and for each of the years in the three-year period ended June 30, 2023, incorporated by reference herein, and the effectiveness of internal control over financial reporting as of June 30, 2023, have been audited by KPMG LLP, independent auditors, as stated in their reports incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please note that the SEC’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph.

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the Securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the year ended June 30, 2023 filed with the SEC on August 22, 2023;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed on October 5, 2023 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended June 30, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended September 29, 2023 filed with the SEC on November 7, 2023;

•	our Current Reports on Form 8-K filed on October 10, 2023, November 3, 2023 and November 17, 2023; and

•

the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K filed with the SEC on August 27, 2021, and any subsequent amendments and reports to update that description.

You may request a copy of these filings at no cost, by writing or calling us at the following address:

Corporate Secretary

Western Digital Corporation

5601 Great Oaks Parkway

San Jose, California 95119

(408) 717-6000

WESTERN DIGITAL CORPORATION

Common Stock

Preferred Stock

Debt Securities

Warrants

Guarantees of Debt Securities

The following are types of securities that we may offer, issue and sell from time to time, together or separately:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities, which may be fully and unconditionally guaranteed by our subsidiary, Western Digital Technologies, Inc., on a subordinated or unsubordinated, secured or unsecured basis; and

•	warrants to purchase debt or equity securities.

Any of these securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described in an accompanying prospectus supplement. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement, together with any documents we incorporate by reference, carefully before you invest.

Unless otherwise stated in a prospectus supplement, none of these securities other than our common stock will be listed on any securities exchange. Our common stock is listed on The Nasdaq Stock Market LLC under the symbol “WDC.”

We may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Investing in the offered securities involves risks. See “Risk Factors” beginning on page 3 and carefully consider the discussion of risk and uncertainties described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus dated August 27, 2021

We are responsible for the information contained and incorporated by reference in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing an automatic shelf registration process. Under this shelf process, we may periodically sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of our common stock, preferred stock, debt securities (including any guarantees thereof) and warrants that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read:

•	this prospectus;

•	any applicable prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” on page 24 for information about us, including our financial statements.

References to “we,” “us,” “our,” the “Company” and “Western Digital” are references to Western Digital Corporation and its consolidated subsidiaries, unless it is clear from the context that we mean only Western Digital Corporation.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference contain forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “would,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” and the like, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning:

•	consumer trends and market conditions, market opportunities and our market position;

•	expectations regarding the effects of the COVID-19 pandemic and measures intended to reduce its spread;

•	expectations regarding our Flash Ventures joint venture with Kioxia Corporation, the flash industry and our flash wafer output plans;

•	product synergies and our product plans and business strategies;

•	expectations regarding pricing trends and conditions for our products;

•	expectations regarding our cost saving initiatives;

•	expectations regarding our product development and technology plans;

•	expectations regarding the outcome of legal proceedings in which we are involved;

•	our reinvestment in the business and ongoing deleveraging efforts;

•	our share repurchase program and resumption of our quarterly cash dividend policy;

•	expectations regarding the repatriation of funds from our foreign operations;

•	our beliefs regarding tax benefits and the timing of future payments, if any, relating to the unrecognized tax benefits, and the adequacy of our tax provisions;

•	expectations regarding capital investments and sources of funding for those investments; and

•	our beliefs regarding the sufficiency of our available liquidity to meet our working capital, debt and capital expenditure needs.

These forward-looking statements are based on information available to the Company as of the date of this prospectus and are based on management’s current views and assumptions. They are conditioned upon and involve a number of risks, uncertainties and other factors that could cause actual results or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to:

•	future responses to and effects of the COVID-19 pandemic;

•	volatility in global economic conditions;

•	impact of business and market conditions;

•	impact of competitive products and pricing;

•	our development and introduction of products based on new technologies and expansion into new data storage markets;

•	risks associated with cost saving initiatives, restructuring, acquisitions, divestitures, mergers, joint ventures and our strategic relationships;

•	difficulties or delays in manufacturing or other supply chain distributions;

•	hiring and retention of key employees;

•	our substantial level of debt and other financial obligations;

•	changes to our relationships with key customers;

•	disruptions in operations from cyberattacks or other system security risks;

•	actions by competitors;

•	risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and

•	the documents referred to in “Where You Can Find More Information” on page 24 for information about us, including our financial statements.

You are urged to carefully review the disclosures we make concerning these risks and review the additional disclosures we make concerning material risks and other factors that may affect the outcome of our forward-looking statements and our business and operating results, including those made on page 3 of this prospectus, in Part I, Item 1A of our 2021 Annual Report on Form 10-K, and any of those made in our other reports filed with the SEC, including under “Risk Factors” in Item 1A of subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that may from time to time amend, supplement or supersede the risks and uncertainties disclosed in the 2021 Annual Report on Form 10-K. You are cautioned not to place undue reliance on the forward-looking statements included in this prospectus, which speak only as of the date of this document. We do not intend, and undertake no obligation, to update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

WESTERN DIGITAL CORPORATION

Western Digital Corporation is a leading developer, manufacturer, and provider of data storage devices and solutions that address the evolving needs of information technology and the infrastructure that enables the proliferation of data in virtually every industry. We create environments for data to thrive. We are driving the innovation needed to help customers capture, preserve, access and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, our industry-leading solutions deliver the possibilities of data.

Founded in 1970 in Santa Ana, California, Western Digital Corporation is now a Standard & Poor’s 500 company headquartered in San Jose, California. We have one of the technology industry’s most valuable patent portfolios with approximately 13,700 active patents worldwide. We have a rich heritage of innovation and operational excellence, a wide range of intellectual property assets and broad research and development capabilities. The unabated growth in amount, value, and use of data continues, creating a global need for a larger, faster and more capable storage infrastructure.

We are a customer-focused organization that has developed deep relationships with industry leaders to continue to deliver innovative solutions to help users capture, store and transform data across a boundless range of applications. Wherever data needs to be stored and accessed - from consumer devices such as cameras, drones and virtual reality headsets, to the most complex data centers - Western Digital is there. We enable cloud, Internet, and social media infrastructure players to build more powerful, cost effective and efficient data centers. We help original equipment manufacturers address storage opportunities and solutions to capture and transform data in myriad devices and edge technologies. We have also built strong consumer brands with tools to manage fast-accumulating libraries of personal content.

To increase focus, drive innovation and improve execution, we have recently structured our operations with dedicated leadership of our two broad categories of technology: hard disk drives, which are based on rotating magnetic technology, and flash-based memory (“flash”), which is a semiconductor technology. We continue to transform ourselves to address the growth in data by providing what we believe to be the broadest range of storage technologies in the industry with a comprehensive product portfolio and global reach.

Our principal executive office is located at 5601 Great Oaks Parkway, San Jose, California 95119, and the telephone number of our principal executive office is (408) 717-6000.

RISK FACTORS

Investing in the offered securities involves risks. Before deciding to invest in our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” on page 24.

SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION

Obligor Group Summarized Financial Information

In this section, the term “Company” refers solely to Western Digital Corporation (and not to any of its affiliates, including subsidiaries). The debt securities that may be issued by the Company may be fully and unconditionally guaranteed, jointly and severally, on a secured or unsecured, subordinated or unsubordinated basis, subject to certain customary guarantor release conditions, by our 100% owned domestic subsidiary, Western Digital Technologies, Inc. (“Guarantor” and, together with the Company, the “Obligor Group”). The other subsidiaries of the Company (the “non-guarantor subsidiaries”) will not guarantee any debt securities we may issue and, accordingly, we are not registering for possible issuance any guarantees of the Company’s debt securities by the non-guarantor subsidiaries. For a brief description of the general terms of the debt securities that we may offer and the guarantees that the Guarantor may offer, see the information under the heading “Description of Debt Securities” and “Description of Guarantees” in this prospectus.

The Company conducts operations almost entirely through its subsidiaries. Accordingly, the Obligor Group’s cash flow and ability to service any guaranteed registered debt securities will depend on the earnings of the Company’s subsidiaries and the distribution of those earnings to the Obligor Group, including the earnings of the non-guarantor subsidiaries, whether by dividends, loans or otherwise. Holders of the guaranteed registered debt securities will have a direct claim only against the Obligor Group.

The following tables include summarized financial information for the Obligor Group. The information for the Obligor Group is presented on combined basis, excluding intercompany balances and transactions between the Company and the Guarantor and excluding investments in and equity in the earnings of non-guarantor subsidiaries. The Obligor Group’s amounts due from, amounts due to, and transactions with non-guarantor subsidiaries have been presented in separate line items.

The assets and liabilities of the Obligor Group included the following as of July 2, 2021 (in millions):

Current assets (excluding net intercompany receivable from non-guarantor subsidiaries)	$2,898
Noncurrent assets	1,903
Net intercompany receivable/(payable) to non-guarantor subsidiaries	(463)
Current liabilities	2,325
Noncurrent liabilities	9,726

The operating results of the Obligor Group included the following for the fiscal year ended July 2, 2021 (in millions):

Net sales	$12,378
Gross profit	1,861
Operating income	142
Net income	377

Results for the Obligor Group for the fiscal year ended July 2, 2021 include the following transactions with non-guarantor subsidiaries (in millions):

Intercompany revenue	$5,190
Net intercompany interest expense	23
Intercompany dividends	528

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale of the securities described in this prospectus for our general corporate purposes, which may include the repayment of outstanding indebtedness, working capital, capital expenditures, acquisitions, and repurchasing our common stock.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities and warrants that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in a related prospectus supplement, if necessary.

DESCRIPTION OF COMMON STOCK

We may periodically issue shares of our common stock or other securities that can be exercised, converted or exchanged into shares of our common stock. The description below summarizes the general terms of our common stock. This section is a summary, and it does not describe every aspect of our common stock. This summary is subject to, and qualified in its entirety by, reference to the provisions of our amended and restated certificate of incorporation (“Certificate of Incorporation”) and our amended and restated bylaws (“Bylaws”).

Authorized Capitalization

Our authorized capital stock consists of:

•	450,000,000 shares of common stock, par value $0.01 per share; and

•	5,000,000 shares of preferred stock, par value $0.01 per share.

As of August 18, 2021, 308,748,049 shares of our common stock were outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

Subject to the relative rights, limitations and preferences of the holders of any then outstanding preferred stock, holders of our common stock will be entitled to certain rights, including (i) to share ratably in dividends if, when and as declared by the Company’s Board of Directors (our “Board”) out of funds legally available therefor and (ii) in the event of liquidation, dissolution or winding up of the Company, to share ratably in the distribution of assets legally available therefor, after payment of debts and expenses. Each outstanding share of our common stock will entitle the holder to one vote on all matters submitted to a vote of the stockholders, including the election of directors, and the holders of shares of our common stock will possess the exclusive voting power. The holders of our common stock will not have cumulative voting rights in the election of directors or preemptive rights to subscribe for additional shares of our capital stock. Our Bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. This means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee in order for that nominee to be elected.

Holders of shares of our common stock will have no preference, conversion, exchange, sinking fund, redemption or appraisal rights. The rights, preferences and privileges of holders of our common stock will be subject to the terms of any series of preferred stock which the Company may issue in the future. All outstanding shares of common stock are fully paid and nonassessable.

Anti-Takeover Effect of Our Certificate of Incorporation and Bylaws and Delaware Law

Our Certificate of Incorporation and Bylaws include provisions, summarized below, that are intended to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of the Company to first negotiate with our Board. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our Board determines that a takeover is not in the best interests of our stockholders. These provisions, however, could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management.

Special Stockholder Meetings

Under our Bylaws, only our Board, the Chairman of the Board or our Chief Executive Officer may call special meetings of stockholders. Stockholders do not have the authority to call a special meeting of stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our stockholders must comply with advance notice procedures set forth in our Bylaws to bring business before or nominate directors for election at a meeting of stockholders. A stockholder (or group of up to 20 stockholders) who has held at least 3% of our common stock for at least three years must also satisfy and comply with additional requirements set forth in our Bylaws to nominate and have any director nominee (generally not exceeding the greater of (i) two director nominees or (ii) 20% of the number of directors on the Board, rounded down to the nearest whole number) included in our proxy materials.

Elimination of Stockholder Action by Written Consent

The Delaware General Corporation Law (the “DGCL”) permits stockholder action by written consent unless the corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting.

No Cumulative Voting

Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our Board to influence our Board’s decision regarding a takeover.

Authorized but Unissued Shares

Subject to the requirements of The Nasdaq Stock Market LLC and other applicable law, our authorized but unissued shares of common stock may be available for future issuance without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Amendment of Provisions in Certificate of Incorporation and Bylaws

Our Certificate of Incorporation may be amended in accordance with Delaware law. Our Bylaws, or any of them, may be altered, amended or repealed, and new Bylaws may be adopted, (i) by our Board, by vote of a majority of the number of directors then in office as directors, acting at any duly called and held meeting of our Board, or (ii) by the stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL, which is an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or another transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Exclusive Forum

Under the provisions of our Bylaws, unless we consent in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees or stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or our Certificate of Incorporation or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware will, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware (the “Delaware Exclusive Forum Provision”). In addition, under the provisions of our Bylaws, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Federal Forum Provision”). Under our Bylaws and to the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock is deemed to have notice of and consented to the Delaware Exclusive Forum Provision and the Federal Forum Provision.

The Delaware Exclusive Forum Provision is intended to apply to claims arising under Delaware state law and would not apply to claims brought pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the Securities Act of 1933, as amended (“Securities Act”), or any other claim for which the federal courts have exclusive jurisdiction. In addition, the Federal Forum Provision is intended to apply to claims arising under the Securities Act and would not apply to claims brought pursuant to the Exchange Act. The exclusive forum provisions in our Bylaws will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder and, accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal courts. Our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Listing of Common Stock

Our common stock is traded on the The Nasdaq Stock Market LLC under the symbol “WDC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF PREFERRED STOCK

Our Board has the authority, within the limitations and restrictions stated in our Certificate of Incorporation, to authorize the issuance of shares of preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, preemptive rights and the number of shares constituting any series or the designation of such series. The issuance of Preferred Stock could have the effect of decreasing the market price of our common stock and could adversely affect the voting and other rights of the holders of our common stock.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

In this section, the terms “we,” “our,” “us” and “Western Digital” refer solely to Western Digital Corporation (and not to any of its affiliates, including subsidiaries). As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may offer pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the applicable indenture.

We may issue senior debt securities under an indenture (the “indenture”) to be entered into between us and U.S. Bank National Association, as trustee, as supplemented from time to time, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. If a different trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used.

We have summarized below the material provisions of the indenture and the debt securities, and indicated which material provisions will be described in an applicable prospectus supplement. For further information, you should read the indenture. The following summary is qualified in its entirety by the provisions of the indenture, including the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

General

The debt securities that we may offer under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of that series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, those outstanding debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	the title of the series;

•	any limit upon the aggregate principal amount of the series;

•	the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•

the rate or rates at which the securities of the series will bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the interest payment dates on which any interest will be payable and the record date, if any;

•

whether debt securities are entitled to any guarantee of Western Digital Technologies, Inc. or any other subsidiary guarantors and the identity of any such other subsidiary guarantors for that series and the terms of such guarantee;

•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series will be payable;

•	the place or places where the securities may be exchanged or transferred;

•

the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•

our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or analogous provision or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series will be redeemed or purchased, in whole or in part, pursuant to such an obligation;

•	if other than minimum denominations of $2,000 and multiples of $1,000 thereafter, the denominations in which securities of the series are issuable;

•

if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the securities of the series will or may be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

•

if the payments of principal of (and premium, if any), or interest, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which the securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which the payments are to be made, the terms and conditions of the payments and the manner in which the exchange rate with respect to the payments will be determined, and the particular provisions applicable thereto;

•

if the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which those amounts will be determined;

•	whether, and the terms and conditions upon which, the securities of the series may or must be converted into our securities or exchanged for our securities or those of another enterprise;

•

if other than the principal amount thereof, the portion of the principal amount of securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which that portion will be determined;

•

any modifications of or additions to the events of default or covenants with respect to securities of the series, or any modifications of or additions to subordination provisions with respect to the subordinated debt securities;

•	whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;

•	if other than the trustee, the identity of the registrar and any paying agent;

•

if the securities of the series will be issued in whole or in part in global form, (i) the depositary for the global securities, (ii) the form of any legend that will be borne by the global securities, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange those interests for certificated securities of that series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur; and

•	any other terms of the series.

Interest

Unless otherwise indicated in the applicable prospectus supplement, if any payment date with respect to debt securities falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

Ranking

The debt securities, if senior secured debt securities, will be our direct, unconditional and unsubordinated secured obligations and will rank pari passu with all of our other secured senior obligations. The debt securities, if senior debt securities, will be our direct, unconditional, unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured senior obligations. However, such senior debt securities will be effectively junior to all of our secured obligations to the extent of the value of the assets securing those obligations. Such debt securities will also be structurally subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries. The debt securities, if subordinated debt securities will be our direct, unconditional, unsecured and subordinated obligations and will be junior in right of payment to our existing and future senior obligations. The extent of such subordination of the subordinated debt securities will be described below under “–Additional Provisions Applicable to Subordinated Debt Securities – Subordination of Subordinated Debt Securities,” or as described in an accompanying prospectus supplement.

Covenants

Except as described below or in the prospectus supplement with respect to any series of debt securities, neither we nor any subsidiary guarantors are restricted by the indenture from paying dividends or making distributions on our or their capital stock or purchasing or redeeming our or their capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the indenture does not contain any covenants or other provisions that would limit our or any subsidiary guarantor’ right to incur additional indebtedness or limit the amount of additional indebtedness, including senior or secured indebtedness that we can create, incur, assume or guarantee.

Unless otherwise indicated in the applicable prospectus supplement, covenants contained in the indenture will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Reporting

The indenture provides that we will file with the trustee and the SEC such information, documents and other reports as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act.

Guarantees

Our wholly-owned subsidiary, Western Digital Technologies, Inc., may fully and unconditionally guarantee any series of debt securities offered by this prospectus in the future, on a secured or unsecured, subordinated or unsubordinated basis. The terms of any such guarantee will be described in the prospectus supplement applicable to the relevant series of guaranteed debt securities. We may also file one or more post-effective amendments to our registration statement to add additional subsidiary guarantors other than Western Digital Technologies, Inc.

Consolidation, Merger and Sale of Assets

The indenture provides neither we nor any subsidiary guarantor may consolidate or merge with or into, or sell or convey all or substantially all of our assets in any one transaction or series of related transactions to another person, unless:

•

either we or the subsidiary guarantor, as the case may be, are the resulting, surviving or transferee corporation, or our successor expressly assumes by supplemental indenture all of our obligations under the indenture and all the debt securities; and

•	immediately after giving effect to the transaction, no default or event of default has occurred and is continuing.

The term “default” for the purpose of this provision means any event that is, or with the passage of time or the giving of notice or both would become, an event of default.

Except in the case of a lease of all or substantially all of our assets or a subsidiary guarantor’s assets, the successor will be substituted for us or the subsidiary guarantor, as the case may be, in the indenture with the same effect as if it had been an original party to such indenture. Thereafter, the successor may exercise our rights and powers or those of such subsidiary guarantor under the indenture.

Events of Default, Notice and Waiver

In the indenture, the term “event of default” with respect to debt securities of any series means any of the following:

•	failure by us to pay interest, if any, on the debt securities of that series for 30 days after the date payment is due and payable;

•	failure by us to pay principal of or premium, if any, on the debt securities of that series when due, at maturity, upon any redemption, by declaration or otherwise;

•	failure by us or any subsidiary guarantor to comply with other covenants in the indenture or the debt securities of that series for 90 days after notice that compliance was required;

•	certain events of bankruptcy or insolvency of us or any subsidiary guarantor with respect to such series that is a significant subsidiary; and

•	if applicable, specified events involving the guarantees.

The term “significant subsidiaries” for the purpose of this provision means any of our subsidiaries that would be a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X of the Securities Act.

If an event of default (other than relating to certain events of bankruptcy or insolvency of us or any subsidiary guarantor or breach of our reporting obligation) has occurred and is continuing, the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series may declare the entire principal of all the debt securities of the affected series to be due and payable immediately.

If an event of default relating to certain events of bankruptcy or insolvency of us occurs and is continuing, then the principal amount of all of the outstanding debt securities and any accrued interest thereon will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The holders of not less than a majority in aggregate principal amount of the debt securities of any series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the debt securities of that series, except a continuing default or event of default in the payment of principal of, or interest or premium, if any, on the debt securities of the affected series.

The indenture imposes limitations on suits brought by holders of debt securities of any series against us or any subsidiary guarantor. Except for actions for payment of overdue principal or interest, no holder of a debt security of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of an event of default and the continuance of that event of default;

•	the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have requested that the trustee pursue the remedy;

•

such holder or holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee has not instituted the action within 60 days of the receipt of such notice, request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of that series.

We will be required to file annually with the trustee a certificate, signed by an officer of our company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Notwithstanding the foregoing, the sole remedy for any breach of our obligation under the indenture to file or furnish reports or other financial information pursuant to section 314(a)(1) of the Trust Indenture Act (or as otherwise required by the indenture) shall be the payment of liquidated damages, and the holders will not have any right under the indenture to accelerate the maturity of the debt securities of the affected series as a result of any such breach. If any such breach continues for 90 days after notice thereof is given in accordance with the indenture, we will pay liquidated damages to all the holders of the debt securities of that series at a rate per annum equal to (i) 0.25% per annum of the principal amount of the debt securities of that series from the 90th day following such notice to but not including the 180th day following such notice (or such earlier date on which the event of default relating to the reporting obligations referred to in this paragraph shall have been cured or waived) and (ii) 0.50% per annum of the principal amount of the debt securities of that series from the 180th day following such notice to but not including the 365th day following such notice (or such earlier date on which the event of default relating to the reporting obligations referred to in this paragraph shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to the reporting obligations referred to in this paragraph shall have been cured or waived prior to such 365th day), such additional interest will cease to accrue, and the debt securities of that series will be subject to acceleration as provided above if the event of default is continuing. The provisions of the indenture described in this paragraph will not affect the rights of the holders of the debt securities of any series in the event of the occurrence of any other event of default.

Modification and Waiver

Except as provided in the two succeeding paragraphs, the indenture provides that we, any subsidiary guarantors and the trustee thereunder may, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of any series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of that series), voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities of that series.

We, any subsidiary guarantors and the trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder to:

•	secure our obligations in respect of the debt securities of any series;

•

evidence the assumption by a successor corporation of our obligations under the indenture and the debt securities of any series in the case of a merger, amalgamation, consolidation or sale of all or substantially all of our assets;

•	add covenant(s) or events of default(s) for the protection of the holders of all or any series of debt securities;

•

cure any ambiguity or correct any defect, mistake or inconsistency in the indenture or make any other provisions as we may deem necessary or desirable; provided, however, that no such provisions will materially adversely affect the interests of the holders of any debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee in accordance with the indenture;

•

provide for uncertificated debt securities in addition to, or in place of, certificated debt securities of any series in a manner that does not materially and adversely affect any holders of the debt securities of that series;

•

conform the text of the indenture or the debt securities of any series to any provision of this “Description of Debt Securities” or “Description of Securities” in the prospectus supplement for that series to the extent that the provision in that description was intended to be a verbatim recitation of a provision of the indenture or the debt securities of that series;

•	provide for the issuance of additional debt securities of any series in accordance with the limitations set forth in the indenture as of the date of the indenture;

•

make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the legal rights under the indenture of any such holder or any holder of a beneficial interest in the debt securities of that series;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	establish the form or terms of debt securities of any series as permitted by the indenture;

•

in the case of convertible or exchangeable debt securities of any series, subject to the provisions of the supplemental indenture for that series, to provide for conversion rights, exchange rights and/or repurchase rights of holders of that series in connection with any reclassification or change of our common stock or in the event of any amalgamation, consolidation, merger or sale of all or substantially all of the assets of us or our subsidiaries substantially as an entirety occurs;

•	in the case of convertible or exchangeable debt securities of any series, to reduce the conversion price or exchange price applicable to that series;

•

in the case of convertible or exchangeable debt securities of any series, to increase the conversion rate or exchange ratio in the manner described in the supplemental indenture for that series, provided that the increase will not adversely affect the interests of the holders of that series in any material respect; or

•	any other action to amend or supplement the indenture or the debt securities of any series as described in the prospectus supplement with respect to that series of debt securities.

We, any subsidiary guarantors and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

•	change the final maturity of any debt security;

•	reduce the aggregate principal amount on any debt security;

•	reduce the rate or amend or modify the calculation, or time of payment, of interest, including defaulted interest on any debt security;

•

reduce or alter the method of computation of any amount payable on any debt security upon redemption, prepayment or purchase of any debt security or otherwise alter or waive any of the provisions with respect to the redemption of any debt security, or waive a redemption payment with respect to any debt security;

•	change the currency in which the principal of, or interest or premium, if any, on any debt security is payable;

•

impair the right to institute suit for the enforcement of any payment on any debt security when due, or otherwise make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of any debt security to receive payments of principal of, or premium, if any, or interest on any debt security;

•

modify the provisions of the indenture with respect to modification and waiver (including waiver of certain covenants, waiver of a default or event of default in respect of debt securities of any series), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder;

•

reduce the percentage of principal amount of outstanding debt securities of any series whose holders must consent to an amendment, supplement or waiver of the indenture or the debt securities of that series;

•

impair the rights of holders of debt securities of any series that are exchangeable or convertible to receive payment or delivery of any consideration due upon the conversion or exchange of the debt securities of that series; or

•

any other action to modify or amend the indenture or the debt securities of any series as may be described in the prospectus supplement with respect to that series of debt securities as requiring the consent of each holder affected thereby.

Defeasance

The indenture provides that we and any subsidiary guarantors will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on those debt securities), upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Also, the establishment of such a trust will be conditioned on the delivery by us or a subsidiary guarantor to the trustee of an opinion of counsel reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the IRS, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.

We and any subsidiary guarantors may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to that series. Any such omission will not be an event of default with respect to the debt securities of that series, upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Our and any subsidiary guarantors’ obligations under the indenture and the debt securities of that series other than with respect to those covenants will remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us or a subsidiary guarantor to the trustee of an opinion of counsel to the effect that such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and ours, including, among others, the obligations to apply money held in trust) when:

•

either (a) all debt securities of that series previously authenticated under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of that series not yet delivered to the trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (ii) will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders an amount sufficient to pay and discharge the entire indebtedness on debt securities of that series;

•

no default or event of default with respect to debt securities of that series has occurred or is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of any other instrument to which we are bound;

•	we have paid or caused to be paid all other sums payable by us under the indenture and any applicable supplemental indenture with respect to the debt securities of that series;

•

we have delivered irrevocable instructions to the trustee to apply the deposited funds toward the payment of securities of that series at the stated maturity date or the redemption date, as applicable; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture as to that series have been satisfied.

Unclaimed Money

If money deposited with the trustee or paying agent for the payment of principal of, premium or accrued and unpaid interest, if any, on debt securities remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in the City of New York, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of debt securities entitled to the money must look to us for payment, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation

The registrar and paying agent will forward to the trustee any debt securities surrendered to them for transfer, exchange or payment, and the trustee will promptly cancel those debt securities in accordance with its customary procedures. We will not issue new debt securities to replace debt securities that we have paid or delivered to the trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase debt securities in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any debt securities we purchase in this manner; provided that we not reissue or resell those debt securities if upon reissuance or resale, they would constitute “restricted securities” within the meaning of Rule 144 under the Securities Act. Debt securities surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of Debt Securities

We will replace mutilated, lost, destroyed or stolen debt securities at the holder’s expense upon delivery to the trustee of the mutilated debt securities or evidence of the loss, destruction or theft of the debt securities satisfactory to the trustee and us. In the case of a lost, destroyed or stolen debt security, we or the trustee may require, at the expense of the holder, indemnity satisfactory to us and the trustee.

Book-Entry Issuance

Unless otherwise specified in the applicable prospectus supplement, our debt securities will be book-entry securities that are cleared and settled through the Depositary Trust Company (the “DTC”), a securities depositary. Upon issuance, unless otherwise specified in the applicable prospectus supplement, all book-entry securities of the same series will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of any such securities and will be considered the sole owner of the securities.

Purchasers may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary – a bank, brokerage house or other institution that maintains securities accounts for customers – that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

Unless otherwise specified in the prospectus supplement with respect to a series of debt securities, the beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive or paper securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified replacement for DTC within 90 days;

•	at any time DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days;

•	we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

•	an event of default has occurred and is continuing under the indenture, and a holder of the securities has requested definitive securities.

Any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form with the same terms, and in the case of debt securities, in an equal aggregate principal amount in denominations of $2,000 and whole multiples of $1,000 (unless otherwise specified in the prospectus supplement). Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

In this prospectus and the applicable prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Regarding the Trustee

U.S. Bank National Association is the trustee under the indenture.

Except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Pursuant and subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions with us; however, if the trustee acquires any conflicting interest, it would be required to eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. U.S. Bank National Association is also the trustee under certain indentures under which our senior debt securities have been issued.

No individual liability of directors, officers, employees, incorporators, stockholders or agents

The indenture provides that none of our or any subsidiary guarantor’s past, present or future directors, officers, employees, incorporators, stockholders or agents in their capacity as such will have any liability for any of our obligations under the debt securities of any series or the indenture. Each holder of debt securities of any series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing law

The indenture is, and the debt securities of each series will be, governed by and construed in accordance with the laws of the State of New York.

Additional Provisions Applicable to Subordinated Debt Securities

General

The subordinated debt securities will be our unsecured obligations under a subordinated indenture (the “subordinated indenture”) to be entered into between us and U.S. Bank National Association, as trustee and will be subordinate in right of payment to certain other indebtedness as described below under “Subordination of Subordinated Debt Securities” or in the applicable prospectus supplement. The subordinated debt securities will be effectively subordinated to all of our secured debt, to the extent of the value of the assets securing that debt.

Subordination of Subordinated Debt Securities

Payments on the subordinated debt securities will, as described in the applicable prospectus supplement, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all of our existing and future senior debt. As a result, the subordinated debt securities will be contractually subordinated to all of our senior debt and effectively subordinated to all debt and other obligations of our subsidiaries.

“Senior debt” will be defined in the subordinated indenture as, with respect to any “person” (as defined in the subordinated indenture), the principal of (and premium, if any) and interest on any indebtedness, whether outstanding at the date of the subordinated indenture or thereafter created or incurred, which is for:

•	money borrowed by such person;

•	securities, notes, debentures, bonds or other similar instruments issued by such person;

•

obligations of such person evidencing the purchase price of property by such person or a subsidiary of such person, all conditional sale obligations of such person and all obligations of such person under any conditional sale or title retention agreement other than trade accounts payable in the ordinary course of business;

•	obligations, contingent or otherwise, of such person in respect of any letters of credit, bankers’ acceptance, security purchase facilities or similar credit transactions;

•

obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	obligations in respect of any factoring, securitization, sale of receivables or similar transaction;

•	money borrowed by or obligations described in the six preceding bullet points of others and assumed or guaranteed by such person;

•	obligations under performance guarantees, support agreements and other agreements in the nature thereof relating to the obligations of any subsidiary of such person;

•

renewals, extensions, refundings, amendments and modifications of any indebtedness of the kind described in the eight preceding bullet points or of the instruments creating or evidencing the indebtedness, unless, in each case, by the terms of the instrument creating or evidencing the indebtedness or the renewal, extension, refunding, amendment and modification, it is provided that the indebtedness is not senior in right of payment to the subordinated debt securities; and

•	obligations of the type referred to in the preceding bulletpoints of others secured by a lien on the property or asset of such person.

Unless otherwise specified in the applicable prospectus supplement for a particular series of subordinated debt securities, in the event of any distribution of our assets upon dissolution, winding up, liquidation or reorganization, the holders of senior debt shall first be paid in full in respect of principal, premium (if any) and interest before any such payments are made on account of the subordinated debt securities. In addition, in the event that (1) the subordinated debt securities are declared due and payable because of an event of default (other than under the circumstances described in the preceding sentence) and (2) any default has occurred and is continuing in the payment of principal, premium (if any), sinking funds or interest on any senior debt, then no payment shall be made on account of principal, premium (if any), sinking funds or interest on the subordinated debt securities until all such payments due in respect of the senior debt have been paid in full.

By reason of the subordination provisions described above, in the event of liquidation or insolvency, any of our creditors who are not holders of senior debt may recover less, ratably, than holders of senior debt and may recover more, ratably, than holders of the subordinated debt securities.

Deferral of Interest Payments

The terms upon which we may defer payments of interest on subordinated debt securities of any series will be set forth in the relevant prospectus supplement and, to the extent necessary, in the supplemental indenture relating to that series. If any such terms are provided for, an interest payment properly deferred will not constitute a default in the payment of interest.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF GUARANTEES

Our subsidiary, Western Digital Technologies, Inc., may fully and unconditionally guarantee any series of debt securities offered by this prospectus in the future, which will be described in a prospectus supplement relating to the offering of such guaranteed debt securities. The applicable prospectus supplement will describe the terms of any such guarantee by Western Digital Technologies, Inc., including whether such guarantees (i) are secured or unsecured, (ii) are subordinated or unsubordinated or (iii) may be amended, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities.

LEGAL OWNERSHIP

In this prospectus and in any applicable prospectus supplement, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the holder actually will be a broker, bank or other financial institution or, in the case of a global security, the depositary. Our obligations, as well as the obligations of the trustee, any transfer agent, any registrar and any third parties employed by us, the trustee, any transfer agent and any registrar, run only to persons who are registered as holders of our securities, except as may be specifically provided for in the contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Holding securities in accounts at banks, brokers or other financial institutions is called holding in “street name.” If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they legally are required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any applicable prospectus supplement actually will apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement that applies to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out:

•	how it handles payments and notices with respect to the securities;

•	whether it imposes fees or charges;

•	how it handles voting, if applicable;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the securities;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through agents; or

•	any other method permitted by applicable law.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities, if a fixed priced offering, and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We may sell the securities at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the securities from time to time will be determined by us, as applicable, and, at the time of the determination, may be higher or lower than the market price of the securities on any securities exchanges on which the securities may be listed.

We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in an offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

VALIDITY OF THE SECURITIES

The validity of the securities described in this prospectus will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Western Digital Corporation and subsidiaries as of July 2, 2021 and July 3, 2020, and for each of the years in the three-year period ended July 2, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of July 2, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please note that the SEC’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph.

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the fiscal year ended July 2, 2021 filed with the SEC on August 27, 2021;

•

portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on October  5, 2020 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended July 3, 2020;

•	our Current Report on Form 8-K filed with the SEC on July 8, 2021; and

•

the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K filed with the SEC on August 27, 2021, and any subsequent amendments and reports to update that description.

You may request a copy of these filings at no cost, by writing or calling us at the following address:

Corporate Secretary

Western Digital Corporation

5601 Great Oaks Parkway

San Jose, California 95119

(408) 717-6000